UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2007

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey		07004
(Address of principal executive offices)		(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, Unigene Laboratories, Inc. hereby amends its Report on Form 8-K previously filed on January 9, 2003 (the “Original Filing”). Item 9.01(d) of this Form 8-K/A amends and restates Item 7(c), Exhibit 10.1 of the Original Filing, which Item contained a redacted copy of registrant’s License and Development Agreement, dated as of November 26, 2002, with Upsher-Smith Laboratories, Inc. (the “License Agreement”) for which confidential treatment was requested and granted. On October 1, 2007, by letter to the Securities and Exchange Commission, registrant submitted a request for continued confidential treatment for certain portions of the License Agreement. The redacted version of the License Agreement submitted with registrant’s renewed request for confidential treatment is filed herewith as Exhibit 10.1.

Except as described above, all other information in the Original Filing remains unchanged and reflects the disclosures made at the time of the Original Filing. The information previously reported in the Original Filing is hereby incorporated by reference into this Form 8-K/A.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description
10.1	License and Development Agreement, dated as of November 26, 2002, by and between Unigene Laboratories, Inc. and Upsher-Smith Laboratories, Inc. (1)

(1)	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date:    October 16, 2007

Exhibit Index

Exhibit No.	Document Description
10.1	License and Development Agreement, dated as of November 26, 2002, by and between Unigene Laboratories, Inc. and Upsher-Smith Laboratories, Inc. (1)

(1)	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.